UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
Form 8-K
Current Report
_____________________________

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

September 13, 2022
Date of Report (Date of earliest event reported)

Truist Financial Corporation
(Exact name of registrant as specified in its charter)
_____________________________

North Carolina	1-10853	56-0939887
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

214 North Tryon Street
Charlotte,	North Carolina	28202
(Address of principal executive offices)		(Zip Code)

(336) 733-2000
(Registrant’s telephone number, including area code)
_____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $5 par value	TFC	New York Stock Exchange
Depositary Shares each representing 1/4,000th interest in a share of Series I Perpetual Preferred Stock	TFC.PI	New York Stock Exchange
5.853% Fixed-to-Floating Rate Normal Preferred Purchase Securities each representing 1/100th interest in a share of Series J Perpetual Preferred Stock	TFC.PJ	New York Stock Exchange
Depositary Shares each representing 1/1,000th interest in a share of Series O Non-Cumulative Perpetual Preferred Stock	TFC.PO	New York Stock Exchange
Depositary Shares each representing 1/1,000th interest in a share of Series R Non-Cumulative Perpetual Preferred Stock	TFC.PR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 7, 2022, Truist Financial Corporation (“Truist”) announced the appointment of Michael B. Maguire as Chief Financial Officer of Truist, effective as of September 15, 2022. On September 13, 2022, the Compensation and Human Capital Committee (the “Compensation Committee”) of the Board of Directors of Truist approved the following adjustments to Mr. Maguire’s compensation to reflect his new position and expanded responsibilities as Chief Financial Officer.

Mr. Maguire’s base salary will be increased to $700,000 per year effective upon Mr. Maguire assuming the position of Chief Financial Officer on September 15, 2022. Mr. Maguire’s target annual cash incentive compensation opportunity under Truist’s Annual Incentive Performance award program will be increased to 180% of base salary effective for the partial performance period from September 15, 2022 through December 31, 2022. Mr. Maguire’s target long-term incentive compensation opportunity (including performance share units, cash long-term incentive plan awards and restricted stock units) will be increased to 380% of base salary effective for annual awards made in 2023.

In addition, Clarke R. Starnes III, Chief Risk Officer of Truist, has been given additional leadership responsibilities, including oversight of the corporate function responsible for procurement, third-party risk management, supplier diversity, and unclaimed property and escheatment businesses, and the finance-risk data analytics office tasked with the implementation of the data management framework for Risk, Finance and ESG. In addition, the Corporate Security group and the Wholesale and Retail Credit Risk modeling team will join the Risk Management Organization led by Mr. Starnes. Mr. Starnes has been designated the additional officer title of Vice Chair in connection with these new responsibilities.

On September 13, 2022, the Committee also reviewed the compensation of Mr. Starnes in connection with his new title and recently expanded responsibilities and approved, and recommended that the Risk Committee of the Board of Directors (the “Risk Committee”) approve, the following adjustments to Mr. Starnes’ compensation. The Risk Committee subsequently reviewed and approved the adjustments to Mr. Starnes’ compensation finding that they are appropriate and consistent with the strategy, risk appetite, and safety and soundness of Truist and do not encourage excessive risk taking. Mr. Starnes’ base salary will be increased to $760,000 per year effective as of September 15, 2022. Mr. Starnes’ target annual cash incentive compensation opportunity under Truist’s Annual Incentive Performance award program will be increased to 215% of base salary effective for the partial performance period from September 15, 2022 through December 31, 2022. Mr. Starnes’ target long-term incentive compensation opportunity (including performance share units, cash long-term incentive plan awards and restricted stock units) will be increased to 450% of base salary effective for annual awards made in 2023.

ITEM 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description of Exhibit
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUIST FINANCIAL CORPORATION
(Registrant)

By:	/s/ Cynthia B. Powell
Cynthia B. Powell
Executive Vice President and Corporate Controller
(Principal Accounting Officer)

Date: September 15, 2022